Exhibit 23







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-59619 and 333-106828 of Margo Caribe, Inc. on Form S-8 of our report dated March 17, 2004, appearing in this Annual Report on Form 10-K of Margo Caribe, Inc. for the year ended December 31, 2003.




DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
March 17, 2004




Stamp No. 1939112
affixed to original.